                                                                   EXHIBIT 23.3

                     CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of
Homestead Village Incorporated:

  We consent to the use of our report, incorporated by reference herein, dated May 1, 1996, relating to the combined balance sheet of PTR-Homestead Village Group (the predecessor to Homestead Village Incorporated) as of December 31, 1995, the related combined statements of operations, owners' equity and cash flows for each of the years in the two-year period ended December 31, 1995 and, the related 1995 and 1994 information included in Schedule III, Real Estate and Accumulated Depreciation, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in Amendment No. 1 to this Registration Statement on Form S-3 (File No. 333-37083) and related Prospectus of Homestead Village Incorporated.

                                          KPMG Peat Marwick LLP

Chicago, Illinois

November 14, 1997